EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333-65351) of Sensytech, Inc. of our report dated May 9, 2003 relating to the financial statements of the Sensytech, Inc. 401(k) Profit-Sharing Plan, which appears in this Form 11-K

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Pittsburg, PA
June 30, 2003